UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 11, 2008

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	2 Juniper Street Versailles, PA 15132 (Address of Principal Executive Offices and zip code)	86-0965692

(412) 405-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 11, 2008, HydroGen Corporation (the “Company”), HydroGen, L.L.C., the Company’s wholly-owned subsidiary (“HydroGen”), and Samsung Corporation, a Republic of Korea corporation (“Samsung” and together with the Company and HydroGen, the “Parties”) entered into a Master Cooperation Agreement (the “Cooperation Agreement”), a Hydrogen Exclusive Distribution and Marketing Agreement (the “Hydrogen Distribution Agreement”) and a Letter of Intent (“LOI”). Set forth below is a brief description of the material terms of each of the Cooperation Agreement, Distribution Agreement, and LOI.

Cooperation Agreement

Pursuant to the Cooperation Agreement, the Company, HydroGen and Samsung have agreed to use their best commercial efforts to cooperate with each other with respect to the sale and marketing of fuel cell power plants using stacks and modules under the “HydroGen” brand or related or new brands. The Parties have further agreed to the following:

•	Concurrently with the execution of the Cooperation Agreement, the Parties agreed to enter into the Hydrogen Distribution Agreement and LOI (as each is more fully described below).

•
HydroGen shall undertake to complete a design for a fuel cell power plant fueled by methane rich gases to meet design specifications as agreed upon by the Parties by a target date of July 11, 2008. Upon HydroGen’s producing a design that meets the design specifications agreed upon by the Parties, the Parties have agreed to enter into an exclusive distribution and marketing agreement for fuel cell power plants fueled by methane rich gases using stacks and modules manufactured by HydroGen (the “LNG Distribution Agreement”).

•
Upon entering into the LNG Distribution Agreement and subject to Samsung obtaining the requisite internal and regulatory approvals, Samsung has agreed to purchase shares of the common stock of the Company for an aggregate purchase price of not less than $5 million.

•
Within two years after execution of the LNG Distribution Agreement (or, if the Parties do not enter into an LNG Distribution Agreement, within two years of June 30, 2008), the Parties shall commence a study of the feasibility and desirability of establishing a joint venture company by 2012 to produce stacks and modules and / or balance of plant (“BOP”) components and assemblies worldwide.

•
The Parties have agreed to use their commercially reasonable efforts to negotiate and execute a sales agreement for the sale by HydroGen and purchase by Samsung of an initial fuel cell power plant fueled by hydrogen rich gas of approximately 5 megawatts based upon, and effectuating, the terms of the LOI (the “Hydrogen Fuel Cell Power Plant Sales Agreement”) by March 31, 2008.

•
Upon HydroGen delivering the first fuel cell power plant fueled by hydrogen rich gas, the Parties have agreed to enter into a BOP Technology Transfer, Licensing, and Technical Support Agreement pursuant to which Samsung shall obtain in exchange for a royalty fee certain rights to deliver to Samsung’s customers, fuel cell power plants utilizing HydroGen’s plant designs and related proprietary rights and confidential information.

•	HydroGen has the option to license any improvements that Samsung makes to Samsung’s balance of plant technology in exchange for a royalty fee.

The Cooperation Agreement shall remain effective through December 31, 2015, unless earlier terminated as provided therein. The Cooperation Agreement shall automatically terminate upon the termination of the Hydrogen Distribution Agreement and LNG Distribution Agreement (to the extent that such agreements were previously executed).

Hydrogen Distribution Agreement

Pursuant to the Hydrogen Distribution Agreement, HydroGen appointed Samsung as the exclusive distributor of HydroGen fuel cell stacks, modules and power plants in Asia, the Middle East, Australia, New Zealand and selected countries in Eastern Europe (the “Territory”). HydroGen has also reserved the right to sell to any agency, authority or instrumentality of the United States of America including, without limitation, all branches of its military, in any place in the world.

Samsung is prohibited from directly or indirectly selling, marketing or distributing (a) any fuel cell products with an output capacity of 1.5 megawatts or more in, or into, the Territory, other than products from HydroGen and (b) any fuel cell products with an output capacity of 1.5 megawatts or more outside the Territory.

HydroGen shall not sell, or cause to be sold, directly or indirectly, any HydroGen products with an output capacity of 1.5 megawatts or more, in, or into the Territory. Further, HydroGen shall not appoint other distributors or agents to sell HydroGen products of 1.5 megawatts or more in, or into, the Territory.

Each year Samsung and HydroGen shall set and / or revise performance targets for the proceeding three years. Samsung shall set its sales performance targets for each of the regions in the Territory and cumulatively. HydroGen shall set price targets, production targets and system performance targets. If, by December 31, 2009 (and on this date every two years thereafter), HydroGen or Samsung fails to attain their respective performance targets for the previous two years, the other party shall have the right in its sole discretion to terminate the exclusivity of the Hydrogen Distribution Agreement.

The Hydrogen Distribution Agreement shall continue in effect through December 31, 2015, unless earlier terminated as provided therein. Samsung has the one-time right to terminate the exclusivity of the Hydrogen Distribution Agreement on December 31, 2012; if Samsung does not exercise such termination right on such date, the Hydrogen Distribution Agreement shall continue in full force and effect until December 31, 2015.

Letter of Intent

The LOI is a non-binding agreement between Samsung and HydroGen pursuant to which Samsung and HydroGen have agreed to use their commercially reasonable efforts to execute a sales agreement for a fuel cell power plant fueled by hydrogen rich gas of approximately 5 megawatts on or before March 31, 2008.

Item 8.01.	Other Events.

On January 15, 2008, the Company issued a press release announcing that it had entered into the Cooperation Agreement, Hydrogen Distribution Agreement, and LOI with HydroGen and Samsung. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 8.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 15, 2008	HYDROGEN CORPORATION

	By:	/s/ Joshua Tosteson
	Name:	Joshua Tosteson
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated January 15, 2008.